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Exhibit 99.4

HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2011

Page
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011	3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statement	4

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

        On April 7, 2011, the Company completed its acquisition of substantially all of the real estate assets of HCR ManorCare, Inc. ("HCR ManorCare"), for a purchase price of $6 billion. The purchase price consisted of the following: (i) $4 billion in cash consideration; and (ii) $2 billion representing the fair value of the Company's former HCR ManorCare debt investments that were settled as part of this acquisition. Through this transaction, the Company acquired 334 HCR ManorCare post-acute, skilled nursing and assisted living facilities. A wholly-owned subsidiary of HCR ManorCare will continue to operate the assets pursuant to a long-term triple-net master lease agreement supported by a guaranty from HCR ManorCare. Additionally, the Company exercised its option to purchase an interest in the operations of HCR ManorCare (HCRMC Operations, LLC) for $95 million that represented a 9.9% equity interest at closing.

        The accompanying unaudited pro forma condensed consolidated financial statement presented below has been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP, Inc. ("HCP") for the year ended December 31, 2011 and HCR Properties LLC ("HCR PropCo") for the three months ended March 31, 2011. The historical financial information of HCP was derived from its consolidated financial statements that are included in its Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Exhibit 99.1 to its Current Report on Form 8-K filed on July 24, 2012. The historical financial information of HCR PropCo was derived from its consolidated financial statements for the three months ended March 31, 2011 that are included as Exhibit 99.3 to HCP's Current Report on Form 8-K filed July 24, 2012.

        The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to the acquisition of HCR PropCo by HCP and the purchase of an interest in the operations of HCR ManorCare (the "Acquisitions"). The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 has been prepared as if the Acquisitions had occurred as of January 1, 2011. Such statement also reflects the incurrence of debt and gives effect to certain capital transactions undertaken by HCP in order to finance the Acquisitions.

        In the opinion of HCP's management, the pro forma condensed consolidated statement of operations includes all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisitions. The unaudited pro forma condensed consolidated financial statement is provided for informational purposes only. The unaudited pro forma condensed consolidated statement of operations is not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

	HCP Historical	HCR MC PropCo Historical(A)	HCR MC PropCo Pro Forma Adjustments(A)		HCP Pro Forma
	(in thousands, except per share data)
Revenues and other income:
Rental and related revenues	$1,015,280	$—	$—		$1,015,280
Tenant recoveries	92,258	—	—		92,258
Resident fees and services	50,619	—	—		50,619
Income from direct financing leases	464,704	111,341	38,221	(B)	614,266
Interest income	99,864	—	(54,303)	(C)	45,561
Investment management fee income	2,073	—	—		2,073

Total revenues	1,724,798	111,341	(16,082)		1,820,057

Costs and expenses:
Depreciation and amortization	356,623	—	—		356,623
Interest expense	419,337	39,609	(31,687)	(D)	427,259
Operating	220,169	425	(376)	(E)	220,218
General and administrative	96,150	—	—		96,150
Litigation provision	125,000	—	—		125,000
Impairments	15,400	—	—		15,400

Total costs and expenses	1,232,679	40,034	(32,063)		1,240,650

Other income (expense), net	12,335	(154)	154		12,335

Income before income taxes and equity income from investments in unconsolidated joint ventures	504,454	71,153	16,135		591,742
Income taxes	(1,249)	(26,898)	26,898	(F)	(1,249)
Equity income from unconsolidated joint ventures	46,750	—	17,732	(G)	64,482

Income from continuing operations	549,955	44,255	60,765		654,975
Noncontrolling interests' share of earnings	(15,603)	—	—		(15,603)

Income from continuing operations attributable to HCP, Inc.	534,352	44,255	60,765		639,372

Preferred stock dividends	(21,130)	—	—		(21,130)
Participating securities' share in earnings	(2,459)	—	—		(2,459)

Income from continuing operations applicable to common shares	$510,763	$44,255	$60,765		$615,783

Income from continuing operations per common share—basic(H)	$1.28				$1.52

Income from continuing operations per common share—diluted(H)	$1.28				$1.51

Weighted average shares used to calculate income per common share:
Basic(H)	398,446		7,068	(I)	405,514

Diluted(H)	400,218		7,068	(I)	407,286

The accompanying notes are an integral part of this
unaudited pro forma condensed consolidated financial statement.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENT

        The unaudited pro forma condensed consolidated financial statement should be read in conjunction with the respective historical financial statements and the notes thereto of HCP as of and for the year ended December 31, 2011 and HCR PropCo as of and for the three months ended March 31, 2011 that are incorporated herein by reference.

(A)
The historical financial statements of HCR PropCo for the three months ended March 31, 2011 have been presented based on the financial statement classification utilized by HCP. The historical financial statements of HCR PropCo have been adjusted for the year ended December 31, 2011 and presented in the pro forma results for HCP as if the Acquisitions were completed as of January 1, 2011 . The results of operations of HCR PropCo have been included in HCP's consolidated financial statements from the acquisition date, April 7, 2011.

(B)
Adjustments to income from DFLs follow (in thousands):

Eliminate HCR PropCo historical income from DFLs	$(111,341)
Pro forma amortization of unearned income from DFLs under the effective interest method	149,562

$38,221

  The Company's joint venture interest in HCRMC Operations, LLC is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP's ownership in HCRMC Operations, LLC.

(C)
Represents the elimination of interest earned on HCR ManorCare debt (held as loan investments by HCP) that was settled at closing. The settlement of these loan receivables resulted in a gain of $23 million that is included in interest income. As this non-recurring gain is directly attributable to the Aquisitions, its impact on HCP's results of operations for the year ended December 31, 2011 was excluded from the pro forma condensed consolidated statement of operations.

(D)
Adjustments to interest expense follow (in thousands):

Eliminate HCR PropCo's historical interest expense	$(39,609)
Interest expense and related amortization of issuance costs and fees associated with borrowings used to finance the Acquisitions	7,922

$(31,687)

  In January 2011, HCP issued an aggregate $2.4 billion of senior unsecured notes, including $400 million aggregate principal amount of 2.700% senior notes due 2014, $500 million aggregate principal amount of 3.750% senior notes due 2016, $1.2 billion aggregate principal amount of 5.375% senior notes due 2021, and $300 million aggregate principal amount of 6.750% senior notes due 2041. All of HCR PropCo's long-term debt, including HCP's aggregate investments in HCR PropCo debt with an aggregate face amount of $2.1 billion, was settled or repaid at closing.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENT (Continued)

(E)
Adjustments to operating expenses follow (in thousands):

Eliminate HCR PropCo's historical operating expenses	$(425)
Recognize the amortization of acquired ground lease intangibles	49

$(376)

  For intangible assets associated with the value of in-place ground leases, a weighted-average remaining lease term of approximately 88 years was used to compute amortization expense. The Company computes amortization using the straight-line method over the remaining lease term of the related lease.

(F)
At the closing of the Acquisitions, 100% of the real estate of HCR PropCo was acquired by a REIT subsidiary of HCP; accordingly, assuming the Acquisitions were effective January 1, 2011, substantially all of the amounts of the income tax expense would then be eliminated.

(G)
The Company's joint venture interest in HCRMC Operations, LLC is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP's ownership in HCRMC Operations, LLC. Further, the Company's share of earnings from HCRMC Operations, LLC (equity income) increases for the corresponding reduction of related lease expense recognized at the HCRMC Operations, LLC level.

(H)
The calculations of basic and diluted income from continuing operations applicable to common stock per share follow (in thousands, except per share data):

	HCP Historical	HCP Pro Forma
Income from continuing operations	$549,955	$654,975
Noncontrolling interests' share of earnings	(15,603)	(15,603)

Income from continuing operations attributable to HCP, Inc.	$534,352	$639,372
Preferred stock dividends	(21,130)	(21,130)
Participating securities' share in earnings	(2,459)	(2,459)

Income from continuing operations applicable to common shares	$510,763	$615,783

Weighted average shares used to calculate income per common share—Basic	398,446	405,514
Incremental weighted average effect of potentially dilutive instruments	1,772	1,772

Adjusted weighted average shares used to calculate income per common share—Diluted	400,218	407,286

Income from continuing operations per common share—Basic	$1.28	$1.52

Income from continuing operations per common share—Diluted	$1.28	$1.51

(I)
The historical weighted-average shares of HCP for the year ended December 31, 2011 has been adjusted for the impact of the March 2011 issuance of 30 million shares of HCP common stock (excludes 4.5 million related to the underwriter's overallotment option), as if the issuance had occurred as of January 1, 2011 as such shares were issued in order to finance the Acquisitions.

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  Exhibit 99.4
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2011
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2011
HCP, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT